Exhibit 32.1


     Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.
                                  Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President and Chief Executive Officer of Stein Mart, Inc. (the "Company"), hereby certify that:

1. the Quarterly Report on Form 10-Q of the Company for the quarter ended October 30, 2004 (the "Report") fully complies with the requirements of
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     the  information  contained  in   the  Report  fairly  presents,  in  all
       material respects, the financial condition and results of operations of the Company.




Date:  December 8, 2004                    /s/ Michael D. Fisher
                                           -------------------------------------
                                           Michael D. Fisher
                                           President and Chief Executive Officer

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